SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2003

Chart Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11442	34-1712937
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

5885 Landerbrook Drive, Suite 150, Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

Effective April 2, 2003, Chart Industries, Inc. (the “Company”) entered into an amendment to its existing consolidated credit and revolving loan facility. The amendment is attached hereto as Exhibit 10.1 and is hereby incorporated by reference herein.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

10.1	Amendment No. 7 dated as of April 2, 2003, to the Credit Agreement dated as of April 12, 1999, among the Company, the Subsidiary Borrower, the Subsidiary Guarantors, the Lenders signatory thereto, and JPMorgan Chase Bank, as Administrative Agent for the Lenders.

99.1	Press Release, dated April 4, 2003.

99.2	Press Release, dated April 8, 2003.

Item 9.	Regulation FD Disclosure.

On April 4, 2003, Chart Industries, Inc. issued a press release announcing the suspension of trading of its common stock on the New York Stock Exchange. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

On April 8, 2003, Chart Industries, Inc. issued a press release announcing an extension of its senior debt, waiver of related defaults and related matters. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.

Chart Industries is furnishing the information referenced in the immediately preceding paragraph under both “Item 9. Regulation FD Disclosure” and under “Item 12. Results of Operations and Financial Condition” of this Current Report in accordance with SEC Release No. 33-8216.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

Date: April 9, 2003	By:	/s/ Michael F. Biehl
Michael F. Biehl
Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1

Amendment No. 7 dated as of April 2, 2003, to the Credit Agreement dated as of April 12, 1999, among the Company, the Subsidiary Borrower, the Subsidiary Guarantors, the Lenders signatory thereto, and JPMorgan Chase Bank, as Administrative Agent for the Lenders.

99.1	Press Release, dated April 4, 2003.

99.2	Press Release, dated April 8, 2003.

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